Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2013

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2013

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Details of Net Interest Margin	5
Total and Core Net Interest Income and Net Interest Margin	6
Per Share Related Information	7
Selected Noninterest Income Information	7
Loans, Loans Held for Sale and Net Unfunded Commitments	8
Allowances for Credit Losses	9
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	10
Nonperforming Assets and Troubled Debt Restructurings	11-12
Accruing Loans Past Due	13

Business Segment Results:
Descriptions	14
Period End Employees	14
Income and Revenue	15
Retail Banking	16-17
Corporate & Institutional Banking	18-19
Asset Management Group	20
Residential Mortgage Banking	21
Non-Strategic Assets Portfolio	22
Glossary of Terms	23-27

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 17, 2013. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Interest Income
Loans	$1,955	$2,029	$2,094	$2,076	$2,163	$3,984	$4,114
Investment securities	422	470	478	504	527	892	1,053
Other	92	112	99	90	106	204	226
Total interest income	2,469	2,611	2,671	2,670	2,796	5,080	5,393
Interest Expense
Deposits	86	93	97	103	83	179	186
Borrowed funds	125	129	150	168	187	254	390
Total interest expense	211	222	247	271	270	433	576
Net interest income	2,258	2,389	2,424	2,399	2,526	4,647	4,817
Noninterest Income
Asset management	340	308	302	305	278	648	562
Consumer services	314	296	294	288	290	610	554
Corporate services (a)	326	277	349	295	290	603	522
Residential mortgage (b) (c)	167	234	-	227	(173)	401	57
Service charges on deposits	147	136	150	152	144	283	271
Net gains on sales of securities	61	14	45	40	62	75	119
Net other-than-temporary impairments	(4)	(10)	(15)	(24)	(34)	(14)	(72)
Other (d)	455	311	520	406	240	766	525
Total noninterest income	1,806	1,566	1,645	1,689	1,097	3,372	2,538
Total revenue	4,064	3,955	4,069	4,088	3,623	8,019	7,355
Provision For Credit Losses	157	236	318	228	256	393	441
Noninterest Expense
Personnel	1,186	1,169	1,216	1,171	1,119	2,355	2,230
Occupancy	206	211	226	212	199	417	389
Equipment	189	183	194	185	181	372	356
Marketing	67	45	70	74	67	112	135
Other (d)	787	787	1,123	1,008	1,082	1,574	1,993
Total noninterest expense	2,435	2,395	2,829	2,650	2,648	4,830	5,103
Income before income taxes and noncontrolling interests	1,472	1,324	922	1,210	719	2,796	1,811
Income taxes	349	320	203	285	173	669	454
Net income	1,123	1,004	719	925	546	2,127	1,357
Less: Net income (loss) attributable to noncontrolling interests	1	(9)	1	(14)	(5)	(8)	1
Preferred stock dividends and discount accretion	53	75	54	63	25	128	64
Net income attributable to common shareholders	$1,069	$938	$664	$876	$526	$2,007	$1,292
Earnings Per Common Share
Basic	$2.02	$1.78	$1.26	$1.66	$1.00	$3.79	$2.44
Diluted	$1.99	$1.76	$1.24	$1.64	$.98	$3.76	$2.42
Average Common Shares Outstanding
Basic	528	526	526	526	527	527	526
Diluted	531	528	528	529	530	530	529
Efficiency	60%	61%	70%	65%	73%	60%	69%
Noninterest income to total revenue	44%	40%	40%	41%	30%	42%	35%
Effective tax rate (e)	23.7%	24.2%	22.0%	23.6%	24.1%	23.9%	25.1%

For additional information regarding footnotes (b) through (e) below, refer to Selected Noninterest Income Statement Information on page 7.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.

(b)	Residential mortgage income for the three months ended December 31, 2012 was less than $.5 million.

(c)	Includes provision for residential mortgage repurchase obligations.

(d)	Includes gains on sales of Visa Class B common shares and credit valuation related to customer initiated hedging activities.

(e)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Assets
Cash and due from banks (a)	$4,051	$3,948	$5,220	$4,284	$4,136
Federal funds sold and resale agreements (b)	1,613	1,274	1,463	1,724	1,646
Trading securities	2,109	2,243	2,096	2,664	2,121
Interest-earning deposits with banks (a)	3,797	1,541	3,984	2,321	3,995
Loans held for sale (b)	3,814	3,295	3,693	2,737	3,333
Investment securities (a)	57,449	59,361	61,406	62,814	61,937
Loans (a) (b)	189,775	186,504	185,856	181,864	180,425
Allowance for loan and lease losses (a)	(3,772)	(3,828)	(4,036)	(4,039)	(4,156)
Net loans	186,003	182,676	181,820	177,825	176,269
Goodwill	9,075	9,075	9,072	9,163	9,158
Other intangible assets	2,153	1,921	1,797	1,778	1,804
Equity investments (a) (c)	10,054	11,008	10,877	10,846	10,617
Other (a) (b)	24,297	24,470	23,679	24,647	24,559
Total assets	$304,415	$300,812	$305,107	$300,803	$299,575

Liabilities
Deposits
Noninterest-bearing	$66,708	$64,652	$69,980	$64,484	$64,476
Interest-bearing	145,571	146,968	143,162	141,779	142,447
Total deposits	212,279	211,620	213,142	206,263	206,923
Borrowed funds
Federal funds purchased and repurchase agreements	4,303	4,000	3,327	3,877	4,166
Federal Home Loan Bank borrowings	8,481	5,483	9,437	9,942	10,440
Bank notes and senior debt	11,177	10,918	10,429	9,960	10,185
Subordinated debt	7,113	7,996	7,299	6,754	7,593
Commercial paper (a)	6,400	6,953	8,453	10,731	9,469
Other (a) (b)	2,390	2,297	1,962	1,840	1,836
Total borrowed funds	39,864	37,647	40,907	43,104	43,689
Allowance for unfunded loan commitments and letters of credit	242	238	250	239	224
Accrued expenses (a)	4,057	4,181	4,449	4,015	3,428
Other (a)	6,032	5,048	4,594	5,380	5,097
Total liabilities	262,474	258,734	263,342	259,001	259,361

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 539, 538, 538, 538 and 537 shares	2,693	2,690	2,690	2,689	2,687
Capital surplus - preferred stock	3,939	3,591	3,590	3,559	3,120
Capital surplus - common stock and other	12,234	12,174	12,193	12,149	12,098
Retained earnings	21,828	20,993	20,265	19,813	19,149
Accumulated other comprehensive income (loss)	45	767	834	991	402
Common stock held in treasury at cost: 8, 9, 10, 9 and 8 shares	(453)	(552)	(569)	(518)	(451)
Total shareholders’ equity	40,286	39,663	39,003	38,683	37,005
Noncontrolling interests	1,655	2,415	2,762	3,119	3,209
Total equity	41,941	42,078	41,765	41,802	40,214
Total liabilities and equity	$304,415	$300,812	$305,107	$300,803	$299,575
Capital Ratios
Basel 1 Ratios
Tier 1 common (e)	10.1%	9.8%	9.6%	9.5%	9.3%
Tier 1 risk-based (e)	12.0	11.6	11.6	11.7	11.4
Total risk-based (e)	15.2	14.9	14.7	14.5	14.2
Leverage (e)	10.9	10.4	10.4	10.4	10.1
Common shareholders’ equity to assets	11.9	12.0	11.6	11.7	11.3

(a)	Amounts include consolidated variable interest entities. Our first quarter 2013 Form 10-Q included, and second quarter 2013 Form 10-Q will include, additional information regarding these items.

(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our first quarter 2013 Form 10-Q included, and second quarter 2013 Form 10-Q will include, additional information regarding these items.

(c)	Amounts include our equity interest in BlackRock.

(d)	Par value less than $.5 million at each date.

(e)	The ratio as of June 30, 2013 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Six months ended
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$24,339	$25,168	$25,552	$26,546	$26,968	$24,751	$27,000
Non-agency	5,889	6,025	6,245	6,490	6,716	5,957	6,646
Commercial mortgage-backed	3,855	3,745	3,674	3,720	3,561	3,800	3,667
Asset-backed	5,919	5,731	5,643	5,525	5,401	5,826	4,865
U.S. Treasury and government agencies	2,074	2,715	2,746	2,516	2,549	2,393	2,836
State and municipal	2,182	2,189	2,034	1,972	1,902	2,186	1,836
Other debt	2,728	2,649	2,860	3,045	3,178	2,689	3,087
Corporate stocks and other	304	368	346	390	317	335	332
Total securities available for sale	47,290	48,590	49,100	50,204	50,592	47,937	50,269
Securities held to maturity
Residential mortgage-backed	3,833	4,146	4,377	4,480	4,259	3,988	4,418
Commercial mortgage-backed	3,521	3,747	3,967	4,180	4,376	3,634	4,506
Asset-backed	978	826	702	825	874	902	1,022
U.S. Treasury and government agencies	233	231	229	227	225	232	223
State and municipal	640	639	664	671	671	640	671
Other	349	352	355	357	359	350	360
Total securities held to maturity	9,554	9,941	10,294	10,740	10,764	9,746	11,200
Total investment securities	56,844	58,531	59,394	60,944	61,356	57,683	61,469
Loans
Commercial	86,015	83,476	80,876	79,250	77,131	84,752	73,208
Commercial real estate	18,860	18,850	18,678	18,514	18,440	18,855	17,630
Equipment lease financing	7,350	7,241	6,956	6,774	6,586	7,296	6,481
Consumer	61,587	61,411	61,430	60,570	59,832	61,499	58,490
Residential real estate	14,794	15,121	15,257	15,575	15,932	14,957	15,430
Total loans	188,606	186,099	183,197	180,683	177,921	187,359	171,239
Loans held for sale	3,072	3,279	3,025	2,956	3,016	3,175	2,963
Federal funds sold and resale agreements	1,141	1,176	1,290	1,601	1,666	1,159	1,744
Other	6,439	7,095	6,737	6,422	6,173	6,765	6,518
Total interest-earning assets	256,102	256,180	253,643	252,606	250,132	256,141	243,933
Noninterest-earning assets:
Allowance for loan and lease losses	(3,821)	(3,937)	(3,987)	(4,152)	(4,176)	(3,879)	(4,245)
Cash and due from banks	3,869	4,055	4,126	3,907	3,694	3,961	3,735
Other	45,877	47,147	48,349	47,781	46,501	46,509	45,424
Total assets	$302,027	$303,445	$302,131	$300,142	$296,151	$302,732	$288,847

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Six months ended
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$69,123	$69,003	$67,997	$67,628	$66,902	$69,063	$64,032
Demand	40,172	39,372	36,619	34,733	34,388	39,774	32,993
Savings	11,124	10,671	10,190	10,066	10,008	10,899	9,596
Retail certificates of deposit	22,641	23,488	24,394	25,695	27,373	23,062	28,192
Time deposits in foreign offices and other time	2,164	2,267	2,740	3,230	3,577	2,216	3,407
Total interest-bearing deposits	145,224	144,801	141,940	141,352	142,248	145,014	138,220
Borrowed funds
Federal funds purchased and repurchase agreements	4,132	4,328	4,023	4,659	4,937	4,229	4,744
Federal Home Loan Bank borrowings	7,218	7,657	8,877	10,626	10,238	7,437	9,603
Bank notes and senior debt	10,886	10,469	9,702	9,657	10,618	10,679	10,878
Subordinated debt	7,003	7,249	6,668	6,408	7,293	7,125	7,506
Commercial paper	7,263	7,967	9,069	10,518	8,229	7,613	6,957
Other	2,099	2,057	1,961	1,868	1,809	2,078	1,980
Total borrowed funds	38,601	39,727	40,300	43,736	43,124	39,161	41,668
Total interest-bearing liabilities	183,825	184,528	182,240	185,088	185,372	184,175	179,888
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	64,749	64,850	65,527	62,483	60,478	64,800	59,189
Allowance for unfunded loan commitments and letters of credit	238	249	239	225	243	244	242
Accrued expenses and other liabilities	10,929	11,891	12,237	11,590	10,375	11,406	10,781
Equity	42,286	41,927	41,888	40,756	39,683	42,107	38,747
Total liabilities and equity	$302,027	$303,445	$302,131	$300,142	$296,151	$302,732	$288,847

(a) Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$145,224	$144,801	$141,940	$141,352	$142,248	$145,014	$138,220
Noninterest-bearing deposits	64,749	64,850	65,527	62,483	60,478	64,800	59,189
Total deposits	$209,973	$209,651	$207,467	$203,835	$202,726	$209,814	$197,409

Transaction deposits	$174,044	$173,225	$170,143	$164,844	$161,768	$173,637	$156,214

Common shareholders’ equity	$36,310	$35,628	$35,296	$34,323	$33,648	$35,972	$33,315

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Six months ended
	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.50%	2.90%	2.94%	3.03%	3.17%	2.70%	3.16%
Non-agency	5.51	5.40	5.39	5.08	5.63	5.46	5.50
Commercial mortgage-backed	4.00	4.02	3.81	4.29	4.41	4.01	4.42
Asset-backed	1.80	1.92	1.93	2.09	1.91	1.86	2.06
U.S. Treasury and government agencies	1.37	1.65	1.76	2.08	2.33	1.53	2.04
State and municipal	4.48	4.93	4.66	4.62	4.63	4.71	4.87
Other debt	2.39	2.58	2.91	2.85	2.56	2.48	2.56
Corporate stocks and other	.14	.12	.24	.12	.11	.13	.07
Total securities available for sale	2.93	3.16	3.19	3.27	3.40	3.05	3.39
Securities held to maturity
Residential mortgage-backed	3.26	3.44	3.34	3.50	3.70	3.35	3.64
Commercial mortgage-backed	4.34	4.71	4.50	4.46	4.56	4.53	4.59
Asset-backed	1.74	1.80	1.76	2.61	1.83	1.76	1.75
U.S. Treasury and government agencies	3.80	3.77	3.82	3.81	3.79	3.78	3.79
State and municipal	4.27	4.23	4.23	4.18	4.20	4.25	4.19
Other	2.89	2.82	2.89	2.82	2.89	2.86	2.86
Total securities held to maturity	3.57	3.82	3.73	3.83	3.90	3.70	3.86
Total investment securities	3.04	3.27	3.28	3.37	3.49	3.16	3.48

Loans
Commercial	3.71	4.03	4.16	4.30	4.75	3.87	4.64
Commercial real estate	4.84	5.05	5.57	5.26	5.78	4.94	5.50
Equipment lease financing	4.41	4.05	4.26	4.45	4.96	4.23	4.85
Consumer	4.40	4.67	4.68	4.63	4.67	4.54	4.72
Residential real estate	5.13	5.29	5.36	5.18	5.44	5.21	5.51
Total loans	4.19	4.45	4.58	4.59	4.90	4.32	4.84

Loans held for sale	4.22	6.49	5.34	4.34	6.00	5.39	6.44
Federal funds sold and resale agreements	.61	.74	1.04	1.22	1.45	.68	1.52
Other	3.66	3.25	3.24	3.27	3.62	3.44	3.67
Total yield on interest-earning assets	3.91	4.15	4.24	4.24	4.51	4.03	4.46

Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.18	.19	.19	.21	.21	.19	.22
Demand	.05	.04	.04	.04	.04	.05	.04
Savings	.10	.10	.09	.09	.10	.10	.10
Retail certificates of deposit	.82	.85	.89	.90	.57	.84	.69
Time deposits in foreign offices and other time	.43	.61	.45	.38	.49	.52	.49
Total interest-bearing deposits	.24	.26	.27	.29	.24	.25	.27

Borrowed funds
Federal funds purchased and repurchase agreements	.14	.16	.20	.19	.21	.15	.22
Federal Home Loan Bank borrowings	.53	.61	.70	.69	.74	.57	.77
Bank notes and senior debt	1.71	1.83	2.07	2.16	2.30	1.77	2.39
Subordinated debt	2.78	2.83	3.57	4.71	4.77	2.81	4.94
Commercial paper	.22	.25	.28	.28	.26	.23	.26
Other	2.62	2.28	2.78	2.43	2.25	2.45	2.14
Total borrowed funds	1.28	1.30	1.46	1.53	1.72	1.29	1.86
Total rate on interest-bearing liabilities	.46	.48	.54	.58	.58	.47	.64
Interest rate spread	3.45	3.67	3.70	3.66	3.93	3.56	3.82
Impact of noninterest-bearing sources	.13	.14	.15	.16	.15	.13	.17

Net interest margin	3.58%	3.81%	3.85%	3.82%	4.08%	3.69%	3.99%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, were $40 million, $40 million, $42 million, $36 million and $35 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2013 and June 30, 2012 were $80 million and $66 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Total and Core Net Interest Income
	Three months ended					Six months ended
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Core net interest income (a)	$2,054	$2,140	$2,151	$2,154	$2,183	$4,194	$4,211
Purchase accounting accretion (a)	204	249	273	245	343	453	606
Total net interest income	$2,258	$2,389	$2,424	$2,399	$2,526	$4,647	$4,817
(a) We believe that core net interest income and purchase accounting accretion are useful in evaluating the components of net interest income.

Details of Net Interest Margin (b)

	Three months ended					Six months ended
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	3.04%	3.27%	3.28%	3.37%	3.49%	3.16%	3.48%
Total loans	4.19	4.45	4.58	4.59	4.90	4.32	4.84
Other	3.50	3.91	3.56	3.26	3.95	3.71	4.06
Total yield on interest earning assets	3.91	4.15	4.24	4.24	4.51	4.03	4.46

Rate on interest-bearing liabilities
Total interest-bearing deposits	.24	.26	.27	.29	.24	.25	.27
Total borrowed funds	1.28	1.30	1.46	1.53	1.72	1.29	1.86
Total rate on interest-bearing liabilities	.46	.48	.54	.58	.58	.47	.64

Interest rate spread	3.45	3.67	3.70	3.66	3.93	3.56	3.82
Impact of noninterest-bearing sources	.13	.14	.15	.16	.15	.13	.17
Net interest margin	3.58%	3.81%	3.85%	3.82%	4.08%	3.69%	3.99%

(b) See note (a) on page 5.

Details of Core Net Interest Margin (c)

	Three months ended					Six months ended
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Average yields/rates
Yield on interest earning assets
Total investment securities	2.95%	3.21%	3.17%	3.27%	3.37%	3.08%	3.39%
Total loans	3.77	3.96	4.02	4.09	4.25	3.86	4.28
Other	3.69	3.22	3.35	3.11	3.73	3.44	3.69
Total yield on interest earning assets	3.58	3.75	3.80	3.85	4.01	3.67	4.03

Rate on interest-bearing liabilities
Total interest-bearing deposits	.27	.29	.31	.34	.39	.28	.45
Total borrowed funds	1.12	1.09	1.23	1.31	1.50	1.10	1.63
Total rate on interest-bearing liabilities	.45	.46	.52	.57	.64	.45	.73

Interest rate spread	3.13	3.29	3.28	3.28	3.37	3.22	3.30
Impact of noninterest-bearing sources	.13	.14	.15	.16	.15	.13	.17
Core net interest margin	3.26	3.43	3.43	3.44	3.52	3.35	3.47
Purchase accounting accretion impact on net interest margin	.32	.38	.42	.38	.56	.34	.52
Net interest margin	3.58%	3.81%	3.85%	3.82%	4.08%	3.69%	3.99%

(c)	We believe that core net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Per Share Related Information (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Basic
Net income	$1,123	$1,004	$719	$925	$546	$2,127	$1,357
Less:
Net income (loss) attributable to noncontrolling interests	1	(9)	1	(14)	(5)	(8)	1
Preferred stock dividends and discount accretion and redemptions	53	75	54	63	25	128	64
Dividends and undistributed earnings allocated to nonvested restricted shares	5	4	4	5	1	9	5

Net income attributable to basic common shares	$1,064	$934	$660	$871	$525	$1,998	$1,287
Basic weighted-average common shares outstanding	528	526	526	526	527	527	526
Basic earnings per common share	$2.02	$1.78	$1.26	$1.66	$1.00	$3.79	$2.44

Diluted
Net income attributable to basic common shares	$1,064	$934	$660	$871	$525	$1,998	$1,287
Less: Impact of BlackRock earnings per share dilution	4	5	4	3	4	9	7

Net income attributable to diluted common shares	$1,060	$929	$656	$868	$521	$1,989	$1,280
Basic weighted-average common shares outstanding	528	526	526	526	527	527	526
Dilutive potential common shares	3	2	2	3	3	3	3

Diluted weighted-average common shares outstanding	531	528	528	529	530	530	529
Diluted earnings per common share	$1.99	$1.76	$1.24	$1.64	$.98	$3.76	$2.42

Selected Noninterest Income Information (Unaudited)

	Three months ended					Six months ended
In millions, except per share data	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings Per Share

Commercial mortgage servicing rights recovery / (impairment), net of economic hedge (Pre-tax)	$44	$11	$16	$16	$(6)	$55	$(1)
Impact on diluted earnings per share (a)	.05	.01	.02	.02	(.01)	.07	(.00)

Provision for residential mortgage repurchase obligations (Pre-tax)	$(73)	$(4)	$(254)	$(37)	$(438)	$(77)	$(470)
Impact on diluted earnings per share (a)	(.09)	(.00)	(.31)	(.05)	(.54)	(.09)	(.58)

Net gains on sales of securities (Pre-tax)	$61	$14	$45	$40	$62	$75	$119
Impact on diluted earnings per share (a)	.08	.02	.06	.05	.08	.09	.15

Gains on sale of Visa Class B common shares (Pre-tax)	$83		$130	$137		$83
Impact on diluted earnings per share (a)	.10		.16	.17		.10

Credit valuations related to customer-initiated hedging activities (Pre-tax)	$39	$2	$17	$18	$(35)	$41	$(28)
Impact on diluted earnings per share (a)	.05	.00	.02	.02	(.04)	.05	(.03)
(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Loans (Unaudited)

In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Commercial
Retail/wholesale trade	$14,466	$14,109	$13,801	$13,381	$13,434
Manufacturing	14,270	14,139	13,856	13,498	13,442
Service providers	12,758	12,568	12,095	11,822	11,875
Real estate related (a)	10,248	10,274	10,616	10,208	10,051
Financial services (b)	10,834	9,679	9,026	9,136	9,397
Health care	7,618	7,392	7,267	6,652	6,240
Other industries	16,736	16,124	16,379	14,971	14,462
Total commercial	86,930	84,285	83,040	79,668	78,901
Commercial real estate
Real estate projects (c)	12,636	12,596	12,347	12,801	12,837
Commercial mortgage	6,355	6,183	6,308	5,808	5,643
Total commercial real estate	18,991	18,779	18,655	18,609	18,480
Equipment lease financing	7,349	7,240	7,247	6,923	6,764
Total commercial lending	113,270	110,304	108,942	105,200	104,145
Consumer
Home equity
Lines of credit	22,559	23,029	23,576	24,007	24,360
Installment	13,857	13,001	12,344	11,871	11,478
Credit card	4,135	4,081	4,303	4,135	4,123
Other consumer
Education	7,814	8,048	8,238	8,415	8,807
Automobile	9,066	8,716	8,708	8,328	7,166
Other	4,297	4,340	4,505	4,525	4,523
Total consumer	61,728	61,215	61,674	61,281	60,457
Residential real estate
Residential mortgage	14,051	14,217	14,430	14,505	14,927
Residential construction	726	768	810	878	896
Total residential real estate	14,777	14,985	15,240	15,383	15,823
Total consumer lending	76,505	76,200	76,914	76,664	76,280
Total loans (d)	$189,775	$186,504	$185,856	$181,864	$180,425
(a) Includes loans to customers in the real estate and construction industries.
(b) Includes loans issued to a Financing Special Purpose Entity which holds receivables from other industries within Commercial Lending.
(c) Includes both construction loans and intermediate financing for projects.
(d) Includes purchased impaired loans:	$6,778	$7,073	$7,406	$7,749	$8,083

Details of Loans Held for Sale (Unaudited)

In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Commercial mortgage	$1,072	$895	$1,392	$1,183	$1,021
Residential mortgage	2,353	2,331	2,220	1,477	1,939
Other	389	69	81	77	373
Total	$3,814	$3,295	$3,693	$2,737	$3,333

Net Unfunded Commitments (Unaudited)
In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Net unfunded commitments	$124,142	$121,812	$120,592	$118,285	$113,636

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Beginning balance	$3,828	$4,036	$4,039	$4,156	$4,196
Charge-offs:
Commercial	(81)	(114)	(126)	(114)	(123)
Commercial real estate	(51)	(86)	(72)	(83)	(75)
Equipment lease financing	(1)	(3)	(4)	(2)	(5)
Home equity (a)	(92)	(194)	(141)	(167)	(121)
Residential real estate (a)	(43)	(79)	(18)	(25)	(37)
Credit card (a)	(45)	(50)	(43)	(47)	(55)
Other consumer (a)	(43)	(43)	(56)	(43)	(46)
Total charge-offs (b)	(356)	(569)	(460)	(481)	(462)
Recoveries:
Commercial	66	63	77	76	75
Commercial real estate	33	13	29	34	29
Equipment lease financing	4	6	8	7	6
Home equity	24	13	15	16	17
Residential real estate	1	(1)		(1)	1
Credit card	6	5	9	6	6
Other consumer	14	14	12	12	13
Total recoveries	148	113	150	150	147
Net (charge-offs) recoveries:
Commercial	(15)	(51)	(49)	(38)	(48)
Commercial real estate	(18)	(73)	(43)	(49)	(46)
Equipment lease financing	3	3	4	5	1
Home equity	(68)	(181)	(126)	(151)	(104)
Residential real estate	(42)	(80)	(18)	(26)	(36)
Credit card	(39)	(45)	(34)	(41)	(49)
Other consumer	(29)	(29)	(44)	(31)	(33)
Total net charge-offs	(208)	(456)	(310)	(331)	(315)
Provision for credit losses	157	236	318	228	256
Other	(1)			1
Net change in allowance for unfunded loan commitments and letters of credit	(4)	12	(11)	(15)	19
Ending balance	$3,772	$3,828	$4,036	$4,039	$4,156
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized) (b)	.44%	.99%	.67%	.73%	.71%
Allowance for loan and lease losses to total loans	1.99	2.05	2.17	2.22	2.30
Commercial lending net charge-offs	$(30)	$(121)	$(88)	$(82)	$(93)
Consumer lending net charge-offs	(178)	(335)	(222)	(249)	(222)
Total net charge-offs	$(208)	$(456)	$(310)	$(331)	$(315)
Net charge-offs to average loans
Commercial lending	.11%	.45%	.33%	.31%	.37%
Consumer lending	.93	1.78	1.15	1.30	1.18

(a)    Pursuant to regulatory guidance issued in the third quarter of 2012, additional consumer charge-offs of $45.2 million and $82.9 million have been taken as of December 31, 2012 and September 30, 2012, respectively, related to changes in treatment of certain loans where borrowers have been discharged from personal liability under bankruptcy protection where no formal affirmation of the loan obligation was provided by the borrower. Such loans have been classified as troubled debt restructurings (TDRs) and have been reported based upon fair value of the collateral less costs to sell.

(b)    Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, additional charge-offs of $134 million have been taken. Excluding the impact of these additional charge-offs, annualized net charge-offs to average loans for the first quarter 2013 was 0.70%.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Beginning balance	$238	$250	$239	$224	$243
Net change in allowance for unfunded loan commitments and letters of credit	4	(12)	11	15	(19)
Ending balance	$242	$238	$250	$239	$224

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Accretion - Purchased Impaired Loans

	Three months ended			Six months ended
In millions	June 30 2013	March 31 2013	June 30 2012	June 30 2013	June 30 2012

Impaired loans
Scheduled accretion	$150	$157	$178	307	336
Reversal of contractual interest on impaired loans	(83)	(85)	(111)	(168)	(208)

Scheduled accretion net of contractual interest	67	72	67	139	128
Excess cash recoveries	11	50	51	61	91

Total impaired loans	$78	$122	$118	$200	$219

Purchased Impaired Loans - Accretable Yield

In millions		In millions

April 1, 2013	$2,172	January 1, 2013	$2,166
Scheduled accretion	(150)	Scheduled accretion	(307)
Excess cash recoveries	(11)	Excess cash recoveries	(61)
Net reclassifications to accretable from non-accretable and other activity (a)	153	Net reclassifications to accretable from non-accretable and other activity (a)	366

June 30, 2013 (b)	$2,164	June 30, 2013 (b)	$2,164

(a) Approximately 66% and 58% of the net reclassifications for the second quarter and first six months of 2013, respectively, were driven by the consumer portfolio and were due to improvements of cash expected to be collected on both RBC Bank (USA) and National City loans in future periods. The remaining net reclassifications were predominantly due to future cash flow changes in the commercial portfolio.

(b) As of June 30, 2013, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.2 billion in future periods. This will offset the total net accretable interest in future interest income of $2.2 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	June 30, 2013		March 31, 2013		December 31, 2012
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment

Commercial and commercial real estate loans:
Unpaid principal balance	$1,299		$1,465		$1,680
Purchased impaired mark	(331)		(386)		(431)

Recorded investment	968		1,079		1,249
Allowance for loan losses	(183)		(198)		(239)

Net investment	785	60%	881	60%	1,010	60%

Consumer and residential mortgage loans:
Unpaid principal balance	6,095		6,359		6,639
Purchased impaired mark	(285)		(365)		(482)

Recorded investment	5,810		5,994		6,157
Allowance for loan losses	(934)		(911)		(858)

Net investment	4,876	80%	5,083	80%	5,299	80%

Total purchased impaired loans:
Unpaid principal balance	7,394		7,824		8,319
Purchased impaired mark	(616)		(751)		(913)

Recorded investment	6,778		7,073		7,406
Allowance for loan losses	(1,117)		(1,109)		(1,097)

Net investment	$5,661	77%	$5,964	76%	$6,309	76%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$63	$62	$61	$88	$110
Manufacturing	62	75	73	104	141
Service providers	110	112	124	144	145
Real estate related (b)	163	161	178	236	214
Financial services	14	13	9	13	15
Health care	24	21	25	26	22
Other industries	85	98	120	138	144
Total commercial	521	542	590	749	791
Commercial real estate
Real estate projects	516	606	654	802	924
Commercial mortgage	123	138	153	198	218
Total commercial real estate	639	744	807	1,000	1,142
Equipment lease financing	7	9	13	15	19
Total commercial lending	1,167	1,295	1,410	1,764	1,952
Consumer lending (c)
Home equity (d)	1,131	1,088	951	818	722
Residential real estate
Residential mortgage (d)	947	952	824	766	707
Residential construction	15	13	21	24	32
Credit card	4	6	5	5	6
Other consumer (d)	57	68	43	37	39
Total consumer lending (e)	2,154	2,127	1,844	1,650	1,506
Total nonperforming loans (f)	3,321	3,422	3,254	3,414	3,458
OREO and foreclosed assets
Other real estate owned (OREO) (g)	432	472	507	578	670
Foreclosed and other assets	25	33	33	29	48
Total OREO and foreclosed assets	457	505	540	607	718
Total nonperforming assets	$3,778	$3,927	$3,794	$4,021	$4,176
Nonperforming loans to total loans	1.75%	1.83%	1.75%	1.88%	1.92%
Nonperforming assets to total loans, OREO and foreclosed assets	1.99	2.10	2.04	2.20	2.31
Nonperforming assets to total assets	1.24	1.31	1.24	1.34	1.39
Allowance for loan and lease losses to nonperforming loans (h)	114	112	124	118	120
(a)	See analysis of troubled debt restructurings (TDRs) on page 12.

(b)	Includes loans related to customers in the real estate and construction industries.

(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(d)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, nonperforming home equity loans increased $214 million, nonperforming residential mortgage loans increased $187 million and nonperforming other consumer loans increased $25 million. Charge-offs have been taken on these loans where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $134 million.

(e)	Pursuant to regulatory guidance issued in the third quarter of 2012, nonperforming consumer loans, primarily home equity and residential mortgage, increased $199 million and $112 million in the fourth and third quarters of 2012, respectively, related to changes in treatment of certain loans classified as TDRs, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.

(f)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(g)	OREO excludes $311 million, $383 million, $380 million, $363 million and $262 million at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans because they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).

(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	April 1, 2013 - June 30, 2013	January 1, 2013 - March 31, 2013	October 1, 2012 - December 31, 2012	July 1, 2012 - September 30, 2012	April 1, 2012 - June 30, 2012
Beginning balance	$3,927	$3,794	$4,021	$4,176	$4,361
New nonperforming assets	773	1,032	804	861	797
Charge-offs and valuation adjustments	(216)	(343)	(297)	(392)	(293)
Principal activity, including paydowns and payoffs	(328)	(258)	(532)	(438)	(428)
Asset sales and transfers to loans held for sale	(146)	(114)	(134)	(162)	(168)
Returned to performing status	(232)	(184)	(68)	(24)	(93)
Ending balance	$3,778	$3,927	$3,794	$4,021	$4,176

Largest Individual Nonperforming Assets at June 30, 2013 (a)

In millions
Ranking	Outstandings	Industry
1	$37	Real Estate, Rental and Leasing
2	33	Real Estate, Rental and Leasing
3	17	Real Estate, Rental and Leasing
4	16	Construction
5	14	Real Estate, Rental and Leasing
6	12	Other Real Estate Owned
7	12	Retail/wholesale trade
8	11	Other Industries
9	10	Real Estate, Rental and Leasing
10	9	Construction

Total	$171

As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012
Total commercial lending	$599	$610	$541	$556	$483
Total consumer lending (a)	2,243	2,231	2,318	2,019	1,836
Total TDRs	$2,842	$2,841	$2,859	$2,575	$2,319
Nonperforming	$1,531	$1,517	$1,589	$1,383	$1,189
Accruing (b)	1,103	1,103	1,037	950	878
Credit card (c)	208	221	233	242	252
Total TDRs	$2,842	$2,841	$2,859	$2,575	$2,319

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Pursuant to regulatory guidance issued in the third quarter of 2012, additional troubled debt restructurings related to changes in treatment of certain loans of $245.7 million and $154.8 million in the fourth and third quarters of 2012, respectively, net of charge-offs, resulting from bankruptcy where no formal reaffirmation was provided by the borrower and therefore a concession has been granted based upon discharge from personal liability were added to the consumer lending population. The additional TDR population increased nonperforming loans by $199 million and $112 million, respectively. Charge-offs have been taken where the fair value less costs to sell the collateral was less than the recorded investment of the loan and were $45.2 million and $82.9 million, respectively.
(b)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation are generally not returned to accrual status.
(c)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount					Percent of Total Outstandings
Dollars in millions	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012	Jun. 30 2013	Mar. 31 2013	Dec. 31 2012	Sept. 30 2012	Jun. 30 2012
Commercial	$85	$163	$115	$141	$130	.10%	.19%	.14%	.18%	.16%
Commercial real estate	66	111	100	91	123	.35	.59	.54	.49	.67
Equipment lease financing	2	34	17	8	5	.03	.47	.23	.12	.07
Home equity	76	86	117	130	124	.21	.24	.33	.36	.35
Residential real estate
Non government insured	120	145	151	147	148	.81	.97	.99	.96	.94
Government insured	110	114	127	127	123	.74	.76	.83	.80	.78
Credit card	27	30	34	31	33	.65	.74	.79	.75	.80
Other consumer
Non government insured	52	49	65	54	43	.25	.23	.30	.25	.21
Government insured	148	162	193	154	164	.70	.77	.90	.72	.80
Total	$686	$894	$919	$883	$893	.36	.48	.49	.49	.49

Accruing Loans Past Due 60 to 89 Days (a) (b)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2013	2013	2012	2012	2012	2013	2013	2012	2012	2012
Commercial	$53	$35	$55	$92	$65	.06%	.04%	.07%	.12%	.08%
Commercial real estate	22	36	57	66	105	.12	.19	.31	.35	.57
Equipment lease financing	4	1	1	5	2	.05	.01	.01	.07	.03
Home equity	29	33	58	69	68	.08	.09	.16	.19	.19
Residential real estate
Non government insured	29	41	49	52	52	.20	.27	.32	.34	.33
Government insured	79	86	97	94	91	.53	.57	.64	.59	.58
Credit card	19	20	23	20	22	.46	.49	.53	.48	.53
Other consumer
Non government insured	14	15	21	23	16	.07	.07	.10	.11	.08
Government insured	100	86	110	121	113	.47	.41	.51	.57	.55
Total	$349	$353	$471	$542	$534	.18	.19	.25	.30	.30

Accruing Loans Past Due 90 Days or More (a) (b)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2013	2013	2012	2012	2012	2013	2013	2012	2012	2012
Commercial	$31	$27	$42	$41	$34	.04%	.03%	.05%	.05%	.04%
Commercial real estate		3	15	36	16		.02	.08	.19	.09
Equipment lease financing			2	1	1			.03	.01	.01
Residential real estate
Non government insured	50	59	46	97	104	.34	.39	.30	.63	.66
Government insured	1,326	1,458	1,855	1,896	1,925	8.97	9.73	12.17	11.98	12.17
Credit card	33	35	36	32	38	.80	.86	.84	.77	.92
Other consumer
Non government insured	12	13	18	18	17	.06	.06	.08	.08	.08
Government insured	310	311	337	335	348	1.46	1.47	1.57	1.58	1.70
Total	$1,762	$1,906	$2,351	$2,456	$2,483	.93	1.02	1.26	1.35	1.38
(a)	Excludes loans held for sale and purchased impaired loans.
(b)	Pursuant to alignment with interagency guidance on practices for loans and lines of credit related to consumer lending in the first quarter of 2013, accruing consumer loans past due 30 - 59 days decreased $44 million, accruing consumer loans past due 60 - 89 days decreased $36 million and accruing consumer loans past due 90 days or more decreased $315 million, of which $295 million related to residential real estate government insured loans. As part of this alignment, these loans were moved into nonaccrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Georgia, Missouri, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments primarily located in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC. Certain loan applications are brokered by majority owned affiliates to others.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and a small commercial loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At June 30, 2013, our economic interest in BlackRock was 22%.

Period End Employees

	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012
Full-time employees
Retail Banking	22,476	22,985	23,331	23,403	23,388
Other full-time employees (a)	27,975	27,957	27,616	27,512	27,060
Total full-time employees	50,451	50,942	50,947	50,915	50,448
Part-time employees
Retail Banking	4,394	4,496	4,563	4,740	4,970
Other part-time employees (a)	935	734	775	879	1,215
Total part-time employees	5,329	5,230	5,338	5,619	6,185
Total	55,780	56,172	56,285	56,534	56,633
(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Income (Loss)	2013	2013	2012	2012	2012	2013	2012
Retail Banking (c)	$158	$120	$121	$192	$136	$278	$283
Corporate & Institutional Banking	612	541	649	607	577	1,153	1,072
Asset Management Group	36	43	34	37	38	79	74
Residential Mortgage Banking (d) (e)	20	45	(192)	36	(213)	65	(152)
Non-Strategic Assets Portfolio	60	79	59	40	67	139	138
Other, including BlackRock (b) (f) (g)	237	176	48	13	(59)	413	(58)
Net income	$1,123	$1,004	$719	$925	$546	$2,127	$1,357

Revenue
Retail Banking (c)	$1,554	$1,483	$1,677	$1,664	$1,551	$3,037	$2,987
Corporate & Institutional Banking	1,420	1,341	1,576	1,416	1,439	2,761	2,705
Asset Management Group	254	255	247	243	240	509	483
Residential Mortgage Banking (d)	228	291	58	284	(109)	519	184
Non-Strategic Assets Portfolio	175	219	218	204	223	394	421
Other, including BlackRock (b) (f)	433	366	293	277	279	799	575
Total revenue	$4,064	$3,955	$4,069	$4,088	$3,623	$8,019	$7,355

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced. During the second quarter of 2012, enhancements were made to the funds transfer pricing methodology. Retrospective application of our new funds transfer pricing methodology has been made to the prior period reportable business segment results and disclosures to create comparability to the current period presentation, which we believe is more meaningful to readers of our financial statements. During the third quarter of 2012, enhancements were made to certain assumptions used to estimate our total Allowance for Loan and Lease Losses (ALLL) and provision. The estimated impact as of the beginning of the third quarter 2012 was approximately an increase of $41 million and a decrease of $55 million to the provision for credit losses of Retail Banking and Corporate & Institutional Banking, respectively.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2013 Form 10-Q will include additional information regarding BlackRock.

(c)	Includes gains on sales of a portion of Visa Class B common shares in the second quarter of 2013 and the fourth and third quarters of 2012. For more information, refer to Selected Noninterest Income Information on page 7.

(d)	Includes provisions for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 7.

(e)	Includes expenses for residential mortgage foreclosure-related matters. For more information, refer to Selected Noninterest Income Information on page 7.

(f)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

(g)	Includes amounts for integration costs and noncash charges for unamortized discounts related to redemption of trust preferred securities. For more information, refer to Selected Noninterest Income Information on page 7.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions	2013	2013	2012	2012	2012	2013	2012
INCOME STATEMENT
Net interest income	$1,012	$1,049	$1,081	$1,076	$1,114	$2,061	$2,159
Noninterest income
Service charges on deposits	141	129	143	146	137	270	258
Brokerage	58	52	48	47	49	110	94
Consumer services	229	216	220	214	213	445	404
Other	114	37	185	181	38	151	72
Total noninterest income	542	434	596	588	437	976	828
Total revenue	1,554	1,483	1,677	1,664	1,551	3,037	2,987
Provision for credit losses	148	162	280	220	165	310	300
Noninterest expense	1,156	1,131	1,206	1,140	1,171	2,287	2,240
Pretax earnings	250	190	191	304	215	440	447
Income taxes	92	70	70	112	79	162	164
Earnings	$158	$120	$121	$192	$136	$278	$283
AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$29,212	$28,913	$28,920	$28,881	$28,761	$29,063	$27,499
Indirect auto	7,314	7,006	6,718	5,654	5,042	7,161	4,735
Indirect other	939	1,000	1,063	1,133	1,211	969	1,242
Education	7,982	8,220	8,370	8,611	9,100	8,101	9,270
Credit cards	4,061	4,108	4,138	4,108	4,075	4,085	4,001
Other	2,141	2,141	2,145	2,068	2,004	2,141	2,222
Total consumer	51,649	51,388	51,354	50,455	50,193	51,520	48,969
Commercial and commercial real estate	11,345	11,290	11,266	11,360	11,445	11,318	11,083
Floor plan	2,048	2,014	1,915	1,769	1,803	2,031	1,733
Residential mortgage	767	811	862	918	972	788	1,002
Total loans	65,809	65,503	65,397	64,502	64,413	65,657	62,787
Goodwill and other intangible assets	6,127	6,148	6,174	6,199	6,228	6,138	6,058
Other assets	2,580	2,465	2,565	2,589	2,452	2,522	2,575
Total assets	$74,516	$74,116	$74,136	$73,290	$73,093	$74,317	$71,420
Deposits
Noninterest-bearing demand	$21,187	$20,744	$20,900	$20,660	$20,381	$20,967	$19,572
Interest-bearing demand	32,004	31,183	29,526	28,506	28,265	31,595	26,986
Money market	48,645	48,291	47,859	47,557	47,271	48,469	45,436
Total transaction deposits	101,836	100,218	98,285	96,723	95,917	101,031	91,994
Savings	10,997	10,537	10,068	9,954	9,900	10,768	9,489
Certificates of deposit	21,823	22,683	23,531	24,746	26,468	22,251	27,309
Total deposits	134,656	133,438	131,884	131,423	132,285	134,050	128,792
Other liabilities	343	273	285	255	190	308	410
Capital	8,876	9,058	9,051	9,034	8,455	8,967	8,391
Total liabilities and equity	$143,875	$142,769	$141,220	$140,712	$140,930	$143,325	$137,593
PERFORMANCE RATIOS
Return on average capital	7%	5%	5%	8%	6%	6%	7%
Return on average assets	.85	.66	.65	1.04	.75	.75	.80
Noninterest income to total revenue	35	29	36	35	28	32	28
Efficiency	74	76	72	69	75	75	75
(a)	See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions, except as noted	2013	2013	2012	2012	2012	2013	2012
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$222	$230	$245	$266	$275
Consumer nonperforming assets	1,068	1,050	902	799	685
Total nonperforming assets	$1,290	$1,280	$1,147	$1,065	$960
Purchased impaired loans (b)	$750	$788	$819	$852	$886
Commercial lending net charge-offs	$22	$37	$34	$19	$38	$59	$66
Credit card lending net charge-offs	39	45	35	40	49	84	99
Consumer lending (excluding credit card) net charge-offs	91	168	148	160	100	259	213
Total net charge-offs	$152	$250	$217	$219	$187	$402	$378
Commercial lending annualized net charge-off ratio	.66%	1.13%	1.03%	.58%	1.15%	.89%	1.04%
Credit card lending annualized net charge-off ratio	3.85%	4.44%	3.36%	3.87%	4.84%	4.15%	4.98%
Consumer lending (excluding credit card) annualized net charge-off ratio (g)	.75%	1.42%	1.22%	1.35%	.85%	1.08%	.93%
Total annualized net charge-off ratio (g)	.93%	1.55%	1.32%	1.35%	1.17%	1.23%	1.21%
Home equity portfolio credit statistics: (c)
% of first lien positions at origination (d)	50%	48%	42%	41%	39%
Weighted-average loan-to-value ratios (LTVs) (d) (e)	85%	85%	81%	80%	78%
Weighted-average updated FICO scores (f)	745	743	742	742	742
Annualized net charge-off ratio (g)	.82%	1.97%	1.35%	1.58%	.92%	1.39%	1.01%
Delinquency data: (h)
Loans 30 - 59 days past due	.20%	.23%	.42%	.25%	.32%
Loans 60 - 89 days past due	.08%	.10%	.22%	.15%	.18%
Total accruing loans past due	.28%	.33%	.64%	.40%	.50%
Nonperforming loans	3.12%	3.01%	2.64%	2.28%	1.98%
Other statistics:
ATMs	7,335	7,303	7,282	7,261	7,206
Branches (i)	2,780	2,856	2,881	2,887	2,888
Full service brokerage offices	37	39	41	42	40
Brokerage account assets (billions)	$39	$39	$38	$38	$36
Customer-related statistics: (in thousands)
Retail Banking checking relationships	6,589	6,534	6,475	6,451	6,349
Retail online banking active customers	4,271	4,234	4,227	4,117	3,953
Retail online bill payment active customers	1,270	1,260	1,236	1,219	1,189
(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three and six months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Lien position, LTV and FICO statistics are based upon customer balances.
(d)	Lien positions and LTV calculations at June 30, 2013 and March 31, 2013 reflect the use of revised assumptions where data is missing.
(e)	LTV statistics are based upon current information.
(f)	Represents FICO scores that are updated at least quarterly.
(g)	Ratios for the three months ended March 31, 2013 and six months ended June 30, 2013 include additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(h)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans. In the first quarter of 2012, we adopted a policy stating that Home equity loans past due 90 days or more would be placed on nonaccrual status.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
INCOME STATEMENT
Net interest income	$943	$956	$1,057	$1,019	$1,085	$1,899	$2,023
Noninterest income
Corporate service fees	297	246	324	258	248	543	448
Other	180	139	195	139	106	319	234
Noninterest income	477	385	519	397	354	862	682
Total revenue	1,420	1,341	1,576	1,416	1,439	2,761	2,705
Provision for credit losses (benefit)	(40)	14	9	(61)	33	(26)	52
Noninterest expense	499	480	549	520	496	979	959
Pretax earnings	961	847	1,018	957	910	1,808	1,694
Income taxes	349	306	369	350	333	655	622
Earnings	$612	$541	$649	$607	$577	$1,153	$1,072
AVERAGE BALANCE SHEET
Loans
Commercial	$54,489	$52,893	$51,081	$50,636	$49,087	$53,696	$46,004
Commercial real estate	17,002	16,876	16,517	16,226	15,928	16,939	15,158
Commercial - real estate related	6,978	6,826	6,562	6,008	5,545	6,902	5,258
Asset-based lending	11,611	11,181	10,893	10,406	9,755	11,397	9,510
Equipment lease financing	6,655	6,552	6,272	6,095	5,911	6,604	5,808
Total loans	96,735	94,328	91,325	89,371	86,226	95,538	81,738
Goodwill and other intangible assets	3,775	3,752	3,724	3,707	3,749	3,763	3,595
Loans held for sale	968	1,236	1,190	1,263	1,190	1,101	1,217
Other assets	10,729	12,355	12,842	12,582	11,670	11,539	11,316
Total assets	$112,207	$111,671	$109,081	$106,923	$102,835	$111,941	$97,866
Deposits
Noninterest-bearing demand	$39,910	$40,572	$40,607	$37,685	$37,813	$40,239	$37,519
Money market	16,932	17,023	16,500	16,237	15,734	16,977	14,803
Other	6,914	6,979	6,842	6,277	5,933	6,947	5,653
Total deposits	63,756	64,574	63,949	60,199	59,480	64,163	57,975
Other liabilities	17,059	18,779	19,107	19,201	17,551	17,914	16,769
Capital	9,495	9,588	9,787	9,937	8,815	9,541	8,676
Total liabilities and equity	$90,310	$92,941	$92,843	$89,337	$85,846	$91,618	$83,420
PERFORMANCE RATIOS
Return on average capital	26%	23%	26%	24%	26%	24%	25%
Return on average assets	2.19	1.96	2.37	2.26	2.26	2.08	2.20
Noninterest income to total revenue	34	29	33	28	25	31	25
Efficiency	35	36	35	37	34	35	35

(a) See note (a) on page 15.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
COMMERCIAL MORTGAGE SERVICING
PORTFOLIO (in billions)
Beginning of period	$290	$282	$265	$264	$268	$282	$267
Acquisitions/additions	18	21	35	12	7	39	17
Repayments/transfers	(14)	(13)	(18)	(11)	(11)	(27)	(20)
End of period	$294	$290	$282	$265	$264	$294	$264
OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$313	$329	$337	$346	$354	$642	$697
Capital Markets (d)	$196	$131	$228	$175	$151	$327	$307
Commercial mortgage loans held for sale (e)	$31	$38	$44	$13	$34	$69	$47
Commercial mortgage loan servicing income, net of amortization (f)	53	53	57	55	53	106	83
Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge	44	11	16	16	(6)	55	(1)
Total commercial mortgage banking activities	$128	$102	$117	$84	$81	$230	$129
Total loans (g)	$97,708	$94,843	$93,721	$90,099	$88,810
Net carrying amount of commercial mortgage servicing rights (g)	$525	$452	$420	$402	$398
Credit-related statistics:
Nonperforming assets (g)	$999	$1,082	$1,181	$1,500	$1,686
Purchased impaired loans (g) (h)	$708	$768	$875	$990	$1,088
Net charge-offs (recoveries)	$(19)	$58	$34	$35	$30	$39	$73
(a)	See note (a) on page 15.

(b)	Represents consolidated PNC amounts. Our second quarter 2013 10-Q will include additional information regarding these items.

(c)	Includes amounts reported in net interest income and corporate service fees.

(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.

(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(f)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization and a direct write-down of commercial mortgage servicing rights of $24 million recognized in the first quarter of 2012. Commercial mortgage servicing rights (impairment)/recovery, net of economic hedge is shown separately.

(g)	Presented as of period end.

(h)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
INCOME STATEMENT
Net interest income	$70	$73	$74	$73	$75	$143	$150
Noninterest income	184	182	173	170	165	366	333
Total revenue	254	255	247	243	240	509	483
Provision for credit losses (benefit)	1	5	(2)	4	(1)	6	9
Noninterest expense	195	183	195	180	181	378	357
Pretax earnings	58	67	54	59	60	125	117
Income taxes	22	24	20	22	22	46	43
Earnings	$36	$43	$34	$37	$38	$79	$74
AVERAGE BALANCE SHEET
Loans
Consumer	$4,947	$4,793	$4,671	$4,486	$4,321	$4,870	$4,252
Commercial and commercial real estate	1,042	1,037	1,021	1,060	1,098	1,040	1,112
Residential mortgage	772	772	706	687	692	772	692
Total loans	6,761	6,602	6,398	6,233	6,111	6,682	6,056
Goodwill and other intangible assets	298	306	315	324	333	302	339
Other assets	230	223	226	214	215	226	218
Total assets	$7,289	$7,131	$6,939	$6,771	$6,659	$7,210	$6,613
Deposits
Noninterest-bearing demand	$1,249	$1,331	$1,573	$1,336	$1,362	$1,290	$1,468
Interest-bearing demand	3,475	3,616	3,009	2,662	2,674	3,545	2,656
Money market	3,722	3,841	3,562	3,466	3,535	3,781	3,593
Total transaction deposits	8,446	8,788	8,144	7,464	7,571	8,616	7,717
CDs/IRAs/savings deposits	441	454	461	465	490	448	519
Total deposits	8,887	9,242	8,605	7,929	8,061	9,064	8,236
Other liabilities	58	60	65	68	68	59	70
Capital	457	474	481	464	463	465	405
Total liabilities and equity	$9,402	$9,776	$9,151	$8,461	$8,592	$9,588	$8,711
PERFORMANCE RATIOS
Return on average capital	32%	37%	28%	32%	33%	34%	37%
Return on average assets	1.98	2.45	1.95	2.17	2.30	2.21	2.25
Noninterest income to total revenue	72	71	70	70	69	72	69
Efficiency	77	72	79	74	75	74	74
OTHER INFORMATION
Total nonperforming assets (b)	$69	$65	$69	$61	$67
Purchased impaired loans (b) (c)	$102	$105	$109	$118	$122
Total net charge-offs (recoveries)	$2	$3	$2	$(1)	$3	$5	$5
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$112	$112	$107	$106	$102
Institutional	121	124	117	116	112
Total	$233	$236	$224	$222	$214
Asset Type
Equity	$130	$130	$120	$120	$116
Fixed income	70	70	69	68	66
Liquidity/Other	33	36	35	34	32
Total	$233	$236	$224	$222	$214
Discretionary assets under management
Personal	$78	$77	$73	$73	$71
Institutional	39	41	39	39	38
Total	$117	$118	$112	$112	$109
Asset Type
Equity	$62	$62	$56	$57	$56
Fixed income	39	39	39	39	38
Liquidity/Other	16	17	17	16	15
Total	$117	$118	$112	$112	$109
Nondiscretionary assets under administration
Personal	$34	$35	$34	$33	$31
Institutional	82	83	78	77	74
Total	$116	$118	$112	$110	$105
Asset Type
Equity	$68	$68	$64	$63	$60
Fixed income	31	31	30	29	28
Liquidity/Other	17	19	18	18	17
Total	$116	$118	$112	$110	$105
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
INCOME STATEMENT
Net interest income	$51	$48	$53	$52	$53	$99	$104
Noninterest income
Loan servicing revenue
Servicing fees	37	41	48	49	52	78	108
Net MSR hedging gains	26	37	2	7	39	63	110
Loan sales revenue
Provision for residential mortgage repurchase obligations	(73)	(4)	(254)	(37)	(438)	(77)	(470)
Loan sales revenue	190	172	213	216	177	362	318
Other	(3)	(3)	(4)	(3)	8	(6)	14
Total noninterest income	177	243	5	232	(162)	420	80
Total revenue	228	291	58	284	(109)	519	184
Provision for credit losses (benefit)	4	20	2	2	(2)	24	(9)
Noninterest expense	192	200	333	226	230	392	433
Pretax earnings (loss)	32	71	(277)	56	(337)	103	(240)
Income taxes (benefit)	12	26	(85)	20	(124)	38	(88)
Earnings (loss)	$20	$45	$(192)	$36	$(213)	$65	$(152)
AVERAGE BALANCE SHEET
Portfolio loans	$2,403	$2,553	$2,559	$2,648	$2,751	$2,478	$2,836
Loans held for sale	2,106	2,038	1,832	1,694	1,830	2,072	1,753
Mortgage servicing rights (MSR)	849	764	620	599	665	807	655
Other assets	5,049	5,448	6,120	6,560	6,255	5,247	6,501
Total assets	$10,407	$10,803	$11,131	$11,501	$11,501	$10,604	$11,745
Deposits	$3,260	$3,106	$3,286	$3,492	$1,783	$3,183	$1,723
Borrowings and other liabilities	3,216	3,487	3,729	4,198	4,067	3,351	4,209
Capital	1,492	1,752	1,830	1,488	1,157	1,622	995
Total liabilities and equity	$7,968	$8,345	$8,845	$9,178	$7,007	$8,156	$6,927
PERFORMANCE RATIOS
Return on average capital	5%	10%	(42)%	10%	(74)%	8%	(31)%
Return on average assets	.77	1.69	(6.86)	1.25	(7.45)	1.24	(2.60)
Noninterest income to total revenue	78	84	9	82	149	81	43
Efficiency	84	69	574	80	(211)	76	235
RESIDENTIAL MORTGAGE SERVICING PORTFOLIO - THIRD-PARTY (in billions)
Beginning of period	$120	$119	$119	$116	$121	$119	$118
Acquisitions		6	6	8		6	7
Additions	4	4	4	4	2	8	6
Repayments/transfers	(8)	(9)	(10)	(9)	(7)	(17)	(15)
End of period	$116	$120	$119	$119	$116	$116	$116
Servicing portfolio - third-party statistics: (b)
Fixed rate	92%	92%	92%	91%	91%
Adjustable rate/balloon	8%	8%	8%	9%	9%
Weighted-average interest rate	4.72%	4.80%	4.94%	5.06%	5.21%
MSR capitalized value (in billions)	$1.0	$.8	$.7	$.6	$.6
MSR capitalization value (in basis points)	84	65	54	50	50
Weighted-average servicing fee (in basis points)	28	28	28	29	29
RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$522	$614	$421	$462	$101	$614	$83
Provision	73	4	254	37	438	77	470
RBC Bank (USA) acquisition							26
Losses - loan repurchases and settlements	(72)	(96)	(61)	(78)	(77)	(168)	(117)
End of period	$523	$522	$614	$421	$462	$523	$462
OTHER INFORMATION
Loan origination volume (in billions)	$4.7	$4.2	$4.4	$3.8	$3.6	$8.9	$7.0
Loan sale margin percentage	4.04%	4.07%	4.87%	5.68%	4.89%	4.05%	4.54%
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	100%	100%	100%
Refinance volume	72%	81%	80%	74%	72%	76%	77%
Total nonperforming assets (b)	$220	$236	$134	$82	$78
Purchased impaired loans (b) (c)	$8	$24	$38	$69	$84
(a)	See note (a) on page 15.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions	June 30 2013	March 31 2013	December 31 2012	September 30 2012	June 30 2012	June 30 2013	June 30 2012
INCOME STATEMENT
Net interest income	$164	$203	$197	$195	$221	$367	$438
Noninterest income	11	16	21	9	2	27	(17)
Total revenue	175	219	218	204	223	394	421
Provision for credit losses	39	42	52	61	50	81	68
Noninterest expense	41	52	73	79	67	93	135
Pretax earnings	95	125	93	64	106	220	218
Income taxes	35	46	34	24	39	81	80
Earnings	$60	$79	$59	$40	$67	$139	$138
AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$437	$537	$720	$846	$1,008	$487	$1,006
Lease financing	694	688	684	678	675	691	672
Total commercial lending	1,131	1,225	1,404	1,524	1,683	1,178	1,678
Consumer Lending:
Home equity	4,122	4,158	4,325	4,498	4,668	4,139	4,758
Residential real estate	5,709	5,938	6,130	6,328	6,534	5,823	6,291
Total consumer lending	9,831	10,096	10,455	10,826	11,202	9,962	11,049
Total portfolio loans	10,962	11,321	11,859	12,350	12,885	11,140	12,727
Other assets (b)	(672)	(586)	(481)	(333)	(195)	(629)	(320)
Total assets	$10,290	$10,735	$11,378	$12,017	$12,690	$10,511	$12,407
Deposits and other liabilities	$275	$168	$186	$189	$180	$222	$179
Capital	1,113	1,094	1,188	1,278	1,311	1,104	1,244
Total liabilities and equity	$1,388	$1,262	$1,374	$1,467	$1,491	$1,326	$1,423
PERFORMANCE RATIOS
Return on average capital	22%	29%	20%	12%	21%	25%	22%
Return on average assets	2.34	2.98	2.06	1.32	2.12	2.67	2.24
Noninterest income to total revenue	6	7	10	4	1	7	(4)
Efficiency	23	24	33	39	30	24	32
OTHER INFORMATION
Nonperforming assets (c)	$935	$999	$999	$1,056	$1,120
Purchased impaired loans (c) (d)	$5,193	$5,372	$5,547	$5,702	$5,889
Net charge-offs	$53	$87	$60	$65	$83	$140	$174
Annualized net charge-off ratio	1.94%	3.12%	2.01%	2.09%	2.59%	2.53%	2.75%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$388	$493	$665	$795	$945
Lease financing	696	690	686	680	677
Total commercial lending	1,084	1,183	1,351	1,475	1,622
Consumer Lending:
Home equity	4,029	4,209	4,237	4,408	4,575
Residential real estate	5,659	5,880	6,093	6,272	6,475
Total consumer lending	9,688	10,089	10,330	10,680	11,050
Total loans	$10,772	$11,272	$11,681	$12,155	$12,672
(a)	See note (a) on page 15.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basel I Tier 1 common capital - Basel I Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Basel I Tier 1 common capital ratio - Basel I Tier 1 common capital divided by period-end Basel I risk-weighted assets.

Basel I Leverage ratio – Basel I Tier 1 risk-based capital divided by adjusted average total assets.

Basel I Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Basel I Tier 1 risk-based capital purposes.

Basel I Tier 1 risk-based capital ratio - Basel I Tier 1 risk-based capital divided by period-end Basel I risk-weighted assets.

Basel I Total risk-based capital - Basel I Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Basel I Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Basel I Total risk-based capital ratio – Basel I Total risk-based capital divided by period-end Basel I risk-weighted assets.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Commercial mortgage banking activities - Includes commercial mortgage servicing, originating commercial mortgages for sale and related hedging activities. Commercial mortgage banking activities revenue includes revenue derived from commercial mortgage servicing (including net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization, and commercial mortgage servicing rights valuations net of economic hedge), and revenue derived from commercial mortgage loans intended for sale and related hedges (including loan origination fees, net interest income, valuation adjustments and gains or losses on sales).

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency and is based on a measurement of economic risk. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for purchased impaired loans includes any cash recoveries received in excess of the recorded investment.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.